UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 11, 2006

INTERNATIONAL RECTIFIER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 KANSAS STREET, EL SEGUNDO, CALIFORNIA	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	310-726-8000

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

International Rectifier Corporation (“Company”) previously reported that in March 2001, the Company entered into a five-year foreign exchange forward contract (the “Forward Contract”) for the purpose of reducing the effect of exchange rate fluctuations on forecasted intercompany purchases by the Company’s subsidiary in Japan. Under the terms of the Forward Contract, the Company was required to exchange 1.2 billion yen for $11.0 million on a quarterly basis starting in June 2001 and through the Company’s March 2006 quarter.  Following the expiration of the Forward Contract, on May 8, 2006, the Company entered into another five-year foreign exchange forward contract with BNP Paribas (the “May 2006 Forward Contract”) for the same purpose as the Forward Contract.  As with the Forward Contract, the Company has designated the May 2006 Forward Contract as a cash flow hedge.  Under the terms of the May 2006 Forward Contract, the Company is required to exchange 507.5 million Yen for $5.0 million on a quarterly basis starting in June 2006 and expiring in the Company’s March 2011 quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION

Date: May 11, 2006	By:	/s/ DONALD R. DANCER
		Name:	Donald R. Dancer
		Title:	Secretary and General Counsel